EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Gateway Financial Holdings, Inc. and Subsidiaries:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ Dixon Hughes PLLC
Raleigh, North Carolina
December 12, 2005